Exhibit 10.15

EXECUTION

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (“Agreement”) is entered into and effective as of November 20, 2025 (“Sixth Amendment Effective Date”) by and among IONETIX CORPORATION, a Delaware corporation (“Borrower”), IONETIX ALPHA CORPORATION, a Delaware corporation (“Guarantor”, and together with the borrower, the “Loan Parties”), the Lenders (as defined in the Credit Agreement (as defined herein)), SHAMROCK IONETIX, LLC, as administrative agent (“Administrative Agent”) and as collateral agent (“Collateral Agent”) for the Lenders (Administrative Agent and Collateral Agent, collectively referred to herein as “Agents” and individually, each as an “Agent”).

W I T N E S S E T H:

WHEREAS, Administrative Agent, Collateral Agent, Lenders, Borrower and Guarantor are parties to that certain Credit Agreement dated as of February 24, 2023 (as amended, restated, supplemented or modified from time to time prior to the date hereof (the “Existing Credit Agreement”), and as may be further amended, restated, supplemented or otherwise modified from time to time, including this Agreement, the “Credit Agreement”); unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);

WHEREAS, Borrower has requested that the Lenders extend the Maturity Date for the Term Loan for an additional 180 days from the Existing Maturity Date pursuant to Section 2.23 of the Credit Agreement (the “Extension”);

WHEREAS, the Specified Events of Default (as defined in Section 12(a) of this Agreement) have occurred and are continuing under the Existing Credit Agreement;

WHEREAS, Administrative Agent and Lenders desire to confirm the Extension and the parties hereto desire to amend certain provisions of the Credit Agreement in connection with the Extension.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Agreement and in reliance upon the representations and warranties made by the Loan Parties in Section 3 hereof, the Existing Credit Agreement is hereby amended as set forth below in this Section 1:

a. Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Extended Maturity Date” and inserting the following new definition in its proper alphabetical order:

““Extended Maturity Date” shall mean May 18, 2026.”

b. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Warrant Documents” and inserting the following new definition in its proper alphabetical order:

““Warrant Documents” shall mean (a) the Warrants, (b) the Second Amendment Warrants, (c) the Fourth Amendment Warrants, (d) the Fifth Amendment Warrants, (e) the Sixth Amendment Warrants, (f) the Tenth Amended and Restated Certificate of Incorporation of the Borrower, duly authorized by resolutions adopted by the Borrower’s board of directors and amended (by the Certificate of Amendment to the Tenth Amended and Restated Certificate of Incorporation of the Borrower duly authorized by resolutions adopted by the Borrower’s board of directors) to reflect the issuance of the Warrants and the creation of the Equity Interest in the Borrower contemplated by the Warrants (issuable upon any exercise of the Warrants) and (f) Investor Rights Agreement.”

c. Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Warrant Equity Interests” and inserting the following new definition in its proper alphabetical order:

““Warrant Equity Interests” shall mean the Warrants, the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, the Sixth Amendment Warrants, the Equity Interests of the Borrower issued or issuable upon the exercise of the Warrants, the Second Amendment Warrants, the Fourth Amendment Warrants and any other Equity Interests of any class or series of the Borrower issued or issuable upon the exercise of the Warrants, the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, or the Sixth Amendment Warrants (and any shares of common stock that may thereafter be issued upon the exercise of the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, or the Sixth Amendment Warrants, or upon conversion of the Series F Preferred Stock issued upon conversion of the Warrants) pursuant to the terms thereof.”

d. Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following new definition in its proper alphabetical order:

““Sixth Amendment” shall mean that certain Sixth Amendment to Credit Agreement, dated as of November 20, 2025, by and among the Loan Parties, the Agents, the Lenders and the Warrant Investors.”

““Sixth Amendment Effective Date” shall mean November 20, 2025.”

““Sixth Amendment Warrants” shall mean the Common Stock Warrants, dated as of the Sixth Amendment Effective Date, substantially in the form of Exhibit G-4.”

e. Section 2.13(b) of the Credit Agreement is hereby amended and restated in full as follows:

“(b) In the event that any Loan Party or Loan Parties or any Subsidiary or Subsidiaries of any Loan Party or Loan Parties shall receive Net Cash Proceeds of $15,000,000 individually or in the aggregate from the sale or series of sales of any Equity Interests or from the issuance or incurrence of Indebtedness for borrowed money of any Loan Party or any subsidiary of a Loan Party (or any combination thereof), the Borrower shall, substantially simultaneously with (and in any event not later than the third Business Day next following) the receipt of such Net Cash Proceeds by such Loan Party or such subsidiary, apply an amount equal to 100% of the Net Cash Proceeds to prepay the outstanding principal amount of the Term Loan and all other Obligations.”

f. Section 2.06 of the Existing Credit Agreement is hereby amended by adding the following clause (d) at the end of such section:

“(d) Notwithstanding anything herein to the contrary, the amounts constituting accrued and unpaid interest for the period from August 1, 2025 to November 19, 2025 in an amount equal to $[288,291] and the amounts constituting the accrued and unpaid Extension Fee for the period from August 1, 2025 to November 19, 2025 in an amount equal to $[64,167] (the “Outstanding Amounts”), shall be applied, in lieu of cash payment thereof, to the acquisition by the Lenders of Equity Interests issued by the Borrower in accordance with the terms of that certain Simple Agreement for Future Equity, dated as of the Sixth Amendment Effective Date, by the Borrower in favor of the Lenders (the “Lender SAFE”), which shall be in form and substance acceptable to the Lenders (as determined in their sole discretion); provided that, to the extent that the purchase and sale by the Lenders of Equity Interests of the Borrower does not occur in accordance with the Lender SAFE on or prior to January 31, 2026, the Outstanding Amounts shall be paid in kind and added to the principal amount of the Loans on such date. In the event that the Term Loan is paid in full prior to the date of the purchase and sale by the Lenders of Equity Interests of the Borrower does not occur in accordance with the Lender SAFE, the Outstanding Amounts shall be immediately paid on such date of repayment in full in cash. For the avoidance of doubt, until the date that the Outstanding Amounts are (x) applied to the purchase and sale of the Equity Interests of the Borrower pursuant to the Lender SAFE, (y) paid in full in cash or (z) paid in kind as provided in this clause (d), such Outstanding Amounts shall remain outstanding for all purposes of the Credit Agreement and the other Loan Documents.”

g. Section 2.23 of the Existing Credit Agreement is hereby amended and restated in full as follows:

“SECTION 2.23 Extension of Maturity Date.

(a) Confirmation of Extension. The Existing Maturity Date (i) was extended effective as of the Third Amendment Effective Date from August 24, 2024 to February 20, 2025, (ii) was extended as of the Fourth Amendment Effective date from February 20, 2025 to August 19, 2025, (iii) was extended as of the Fifth Amendment Effective date from August 19, 2025 to November 19, 2025, and (iv) further extended as of the Sixth Amendment Effective Date to the Extended Maturity Date.

(b) Extension Fees. The Borrower shall pay to the Lenders (through the Administrative Agent) an amount (the “Extension Fee”) equal to 1.0% multiplied by the aggregate outstanding amount of the Term Loans of all Lenders as of the Sixth Amendment Effective Date, which shall be due and payable in cash in equal installments on the first Business Day of each calendar month beginning with January 2, 20251 and through and including May 1, 2025; provided that if the Term Loans are paid in full in cash prior to the date that any installment payment of the Extension Fee is due and payable, such subsequent installment payments shall not be required to be paid hereunder. The Extension Fee shall be fully earned on the Sixth Amendment Effective Date and due and payable under this Section 2.23, shall constitute an Obligation, and once paid the Extension Fee (or any part thereof or any “Extension Fee” paid prior to the Sixth Amendment Effective Date) shall not be refundable under any circumstances.”

h. Section 3.22 of the Existing Credit Agreement is hereby amended by adding the following clause (d):

“(d) Immediately after the consummation of the transactions to occur on the Sixth Amendment Effective Date, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Sixth Amendment Effective Date.”

1 NTD: First Business Day 2026.

i. Section 3.27 of the Existing Credit Agreement is hereby amended and restated in full as follows:

“SECTION 3.27. Capitalization.

(a) The Borrower’s authorized Equity Interests consists of, as of the Sixth Amendment Effective Date, (i) 219,481,484 shares of common stock, of which 25,663,297 shares of common stock have been issued and are outstanding as of the date of the Sixth Amendment Effective Date, each as set forth in Schedule 3.27; and (ii) 12,285,713 shares of Series A Preferred Stock, 7,500,000 shares of Series B Preferred Stock, 5,000,000 shares of Series C Preferred Stock, 4,100,799 shares of Series D Preferred Stock, 22,671,428 shares of Series E Preferred Stock, and 97,142,870 shares of Series F Preferred Stock (collectively, the “Preferred Stock”), of which 12,285,713 shares of Series A Preferred Stock, 7,500,000 shares of Series B Preferred Stock, 5,000,000 shares of Series C Preferred Stock, 4,100,799 shares of Series D Preferred Stock, 22,671,428 shares of Series E Preferred Stock, and 93,624,871shares of Series F Preferred Stock have been issued and are outstanding as of the Sixth Amendment Effective Date, each as set forth in Schedule 3.27. All of the issued and outstanding shares of common stock and Preferred Stock of the Borrower have been duly authorized and validly issued and are fully paid and non-assessable. On the Sixth Amendment Effective Date, after giving effect to the Sixth Amendment (including the execution, issuance and delivery of the Sixth Amendment Warrants), the Borrower will have no outstanding Equity Interests other than as set forth in Schedule 3.27, all of which will be owned on the Sixth Amendment Effective Date by the Persons and in the percentages set forth on Schedule 3.27, calculated on a fully-diluted basis (assuming the conversion of all outstanding shares of Preferred Stock into shares of common stock of the Borrower and the exercise of the Warrants, the Second Amendment Warrants, the Fourth Amendment Warrants and the Sixth Amendment Warrants for the shares of capital stock issuable upon exercise thereof). As of the Sixth Amendment Effective Date, but after giving effect to the consummation of the Sixth Amendment and the issuance of the Sixth Amendment Warrants, the shares of common stock of the Borrower issuable upon conversion of the shares of Series F Preferred Stock issuable upon exercise of the Warrants and the shares of common stock issuable upon exercise of the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, and the Sixth Amendment Warrants will represent in the aggregate 0.7646% (rounded) of the issued and outstanding shares of the Borrower (in the case of such Series F Preferred Stock, on an as-converted to common stock basis, and assuming the Warrants are exercised to purchase shares of Series F Preferred Stock and the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, and the Sixth Amendment Warrants are exercised to purchase shares of common stock immediately after giving effect to the consummation of the Sixth Amendment, taking into account the exercise of any other outstanding but unexercised options and warrants listed on Schedule 3.27.

(b) The Warrants, the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, and the Sixth Amendment Warrants have been validly authorized and, when executed, issued and delivered, will be validly issued and free of all Liens, except restrictions on transfer imposed by applicable securities laws. The Borrower has authorized and has available and reserved for issuance upon exercise of the Warrants, the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, and the Sixth Amendment Warrants sufficient Equity Interests to allow the full exercise thereof (and the conversion into shares of common stock of any shares of Series F Preferred Stock issued upon exercise thereof), and such Equity Interests will be, when and if issued upon exercise of the Warrants, the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, and the Sixth Amendment Warrants (and upon any conversion of any such Equity Interests into shares of common stock), validly authorized and issued, fully paid and non-assessable, and free of all Liens and restrictions, except restrictions on transfer imposed by applicable securities laws. The issuance of Equity Interests upon exercise of the Warrants, the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, and the Sixth Amendment Warrants (and the conversion into common stock of any shares of Series F Preferred Stock issued upon conversion thereof, as the case may be) will not require any further corporate action by the stockholders or directors of the Borrower and will not be subject to pre-emptive rights in favor of any stockholders of the Borrower.

(c) Except as set forth in Schedule 3.27 as of the Sixth Amendment Effective Date, other than the Warrants, the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, and the Sixth Amendment Warrants, there are no outstanding obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the Equity Interests the Borrower or any of the Subsidiaries or obligating of the Borrower or any of the Subsidiaries to issue or sell any Equity Interests in the Borrower or any of the Subsidiaries.

(d) Except as set forth in Section 3.27 as of the Sixth Amendment Effective Date, and except for the Warrants, the Second Amendment Warrants, the Fourth Amendment Warrants, the Fifth Amendment Warrants, and the Sixth Amendment Warrants, there are no (i) outstanding obligations, agreements, arrangements or commitments of any kind (contractual or otherwise) of the Borrower or any of the Subsidiaries to repurchase, redeem, retire or otherwise acquire any Equity Interests of the Borrower or any of the Subsidiaries or (ii) agreements or understandings in effect with respect to the voting or transfer of any of the Equity Interests of the Borrower or any of the Subsidiaries.

(e) The Borrower is not under any contractual obligation as of the Sixth Amendment Effective Date to register (in compliance with the filing requirements of, and being deemed effective under, the Securities Act) any of its presently outstanding Equity Interests or any Equity Interests that may be hereafter issued.”

j. Schedule 3.08, Schedule 3.20 and Schedule 3.27 of the Existing Credit Agreement is amended by replacing such Schedules with Schedule 3.08, Schedule 3.20 and Schedule 3.27, as applicable, attached hereto as Exhibit A.

k. The Existing Credit Agreement is amended by adding Exhibit G-4 attached hereto as Exhibit B.

2. Conditions. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

a. the execution and delivery of this Agreement by the Borrower, Guarantor, Administrative Agent, Collateral Agent and the Required Lenders;

b. the representations and warranties set forth in Section 3 of this Agreement, Article III of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

c. no Default or Event of Default shall have occurred and be continuing;

d. the Administrative Agent and the Lenders shall have received (i) a certificate of the Secretary, Assistant Secretary or another Responsible Officer of each Loan Party dated the Sixth Amendment Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate or articles of incorporation and bylaws including all amendments thereto of such Loan Party as in effect on the Second Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Person is a party, and that such resolutions and consents have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the most recent amendment reflected in the documents attached to such certificate of the Secretary, Assistant Secretary or other Responsible Officer, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary, Assistant Secretary or Responsible Officer executing the certificate pursuant to clause (i) above; and (iii) such other documents as the Lenders or the Administrative Agent may reasonably request;

e. the Administrative Agent and the Lenders shall have received an updated Perfection Certificate with respect to the Loan Parties dated as of the Sixth Amendment Effective Date and duly executed by a Responsible Officer of the Borrower;

f. the Administrative Agent and the Lenders shall have received a duly executed and delivered a Simple Agreement for Future Equity, dated as the date hereof, by and between the Borrower and the Lenders, in form and substance satisfactory to the Lender (as determined in its sole discretion); and

g. the Administrative Agent and the Lenders shall have received all amounts due and payable on or prior to the date hereof, including the reimbursement for all fees, costs and expenses incurred in connection with this Agreement, including the reasonable and documented fees, charges and disbursements of Morgan, Lewis & Bockius LLP counsel to the Agents and the Lenders.

3. Representations and Warranties. Each Loan Party hereby represents and warrants to each Agent and each Lender as follows:

a. the execution, delivery and performance by such Loan Party of this Agreement have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (u) any material provision of law, statute, rule or regulation, (v) any certificate or articles of incorporation, the articles of association, the memorandum of association or other constitutive documents or by-laws of the Borrower or any Subsidiary, (w) any order of any Governmental Authority, (x) any Material Contract, (y) any provision of any other indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, or (z) any preemptive rights, rights of first refusal or other rights to purchase or subscribe for debt or equity securities or rights or securities exercisable or exchangeable for or convertible into such securities applicable to the Borrower, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Material Contract or any other such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents);

b. each Loan Party has the power and authority to execute, deliver and perform its obligations under this Agreement and each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party;

c. this Agreement constitutes the legal, valid and binding obligations of each Loan Party enforceable against such Person in accordance with its terms; and

d. no Default or Event of Default exists or would result from the transactions contemplated by this Agreement.

4. No Modification. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. The Agents and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall constitute a Loan Document.

5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Loan Parties may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and all affected Lenders.

7. Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

8. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9. Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

10. Reaffirmation. Each Loan Party as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Loan Party hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

11. Release of Claims. In consideration of the Lenders’ and each Agent’s agreements contained in this Agreement, each Loan Party hereby irrevocably releases and forever discharge the Lenders and each Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against any Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of any Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.

12. Default and Waiver.

a. Specified Events of Default. In this Agreement, the “Specified Events of Default” shall mean those certain Events of Default which have occurred and are continuing pursuant to and (i) Section 7.01(b) of the Existing Credit Agreement as a result of the Borrower’s failure to timely pay all of the Term Loan and all other Obligations, as required by Section 2.11(a), and (ii) Section 7.01(c) of the Existing Credit Agreement as a result of Borrower’s failure to timely pay (A) interest on each Interest Payment Date occurring between August 1, 2025 and through and including November 19, 2025, as required by Section 2.06(c) of the Existing Credit Agreement, and (B) the Extension Fee for the period occurring between August 1, 2025 and through and including November 19, 2025, as required by Section 2.23(b) of the Existing Credit Agreement.

b. Limited Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 2 of this Agreement, the Administrative Agent, the Lenders and the Collateral Agent hereby grant the Requested Waiver solely with respect to the Specified Events of Default; provided, that the foregoing waiver shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a consent to or waiver of any breach, Default or Event of Default other than as specifically waived herein nor as a waiver of any breach, Default or Event of Default of which the Administrative Agent, the Lenders or the Collateral Agent have not been informed by the Borrower, (b) affect the right of the Administrative Agent, the Lenders or the Collateral Agent to demand compliance by each Loan Party with all terms and conditions of the Credit Agreement and the Loan Documents, except as specifically consented to, modified or waived by the terms hereof, (c) be deemed a consent to or waiver of any future transaction or action on the part of any Loan Party requiring the Administrative Agent, the Lenders’ or the Collateral Agent’s consent or approval under the Credit Agreement or the Loan Documents, or (d) except as set forth specifically herein, diminish, prejudice or waive any of Administrative Agent’s, the Lenders’ or Collateral Agent’s rights and remedies under the Credit Agreement, any of the other Loan Documents, or applicable law, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, and the Administrative Agent, the Lenders and the Collateral Agent each hereby reserve all of such rights and remedies.

13. Exit Fee. If (a) the Borrower prepays or repays all of the principal balance of any of the Term Loan on or after the date hereof (including on the Maturity Date), or (b) all or any portion of the Term Loan is accelerated or becomes due and payable in connection with any Event of Default, in each case, the Borrower shall pay to the Lenders (through the Administrative Agent) an amount (the “Exit Fee”) equal to 2.0% multiplied by the aggregate Term Loan of all Lenders as of the date hereof. The Exit Fee shall be fully earned on the date hereof and shall be due and payable on the date of such prepayment, repayment, other payment, termination or acceleration. For the avoidance of doubt, the Exit Fee shall become immediately due and payable as detailed in this Section 12, shall constitute an Obligation and shall be due and payable by the Loan Parties immediately prior to and notwithstanding the automatic acceleration of the outstanding principal of the Term Loan and all other accrued liabilities contemplated hereunder and the other Loan Documents. If a Lender is involuntarily removed or replaced pursuant to Section 2.21(a)(iv) of the Credit Agreement, then such Lender’s Term Loan shall be deemed prepaid and terminated as of such date, and the Borrower shall pay to such Lender its ratable share of the Exit Fee on the date of, and as a condition to, such removal or replacement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

IONETIX CORPORATION

By:	/s/ Kevin Cameron
Name:	Kevin Cameron
Title:	CEO

IONETIX ALPHA CORPORATION

By:	/s/ Kevin Cameron
Name:	Kevin Cameron
Title:	CEO

Signature Page

Sixth Amendment

SHAMROCK IONETIX, LLC, as Administrative Agent, Collateral Agent and Required Lenders

By:	/s/ Stanley Gold
Name:Stanley Gold
Title: Chairman

Signature Page

Sixth Amendment